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                                                               EXHIBIT 23.5

                        CONSENT OF DEWEY BALLANTINE

  We consent to the reference to our firm under the captions "Summary--The Merger," "The Merger--Certain Federal Income Tax Consequences" and "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 (File No. 33-56803) of Columbia/HCA Healthcare Corporation. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ Dewey Ballantine

January 10, 1995